Exhibit 10.8.4
FORM OF LANDLORD’S LIEN SUBORDINATION AGREEMENT
     This Agreement (“Agreement”) is made as of the 9 day of JULY, 2007, by and between SAUL HOLDINGS LIMITED PARTNERSHIP, a Maryland limited partnership (hereinafter called “Landlord”), and MERRILL LYNCH BUSINESS FINANCIAL SERVICES INC., a Delaware corporation (hereinafter called “Secured Party”).
     WHEREAS, Landlord is the owner and landlord of premises situate at Avenel Business Park, Phase IV Building located at 215 Perry Parkway, Gaithersburg, Maryland (the “Premises”) more particularly described in the Lease hereinafter mentioned; and
     WHEREAS, Landlord has leased said Premises to SeraCare Life Sciences, Inc., a Delaware corporation (hereinafter called “Tenant”) under the terms and conditions of the lease dated May 16, 1997 (as amended, hereinafter called the “Lease”);
     WHEREAS, Tenant has entered into an Agreement by which it granted to Secured Party a security interest in (i) Tenant’s inventory and accounts receivable (as those terms are defined in the Uniform Commercial Code), and (ii) trade fixtures and equipment used in the operation of Tenants business in the Premises, all of which items are listed on Exhibit “A”, attached hereto and made a part hereof, but expressly excluding any fixtures or equipment permanently attached to the Premises, (the property described in clauses (i) and (ii) are hereinafter collectively called “Collateral”) in order to secure loans made and to be made by Secured Party to Tenant;
     WHEREAS, the loans made and to be made by Secured Party are and will be beneficial to Tenant, and permit and will permit Tenant better to continue its operations as heretofore and to pay the rent under the Lease; and
     WHEREAS, Secured Party requires assurance that Landlord’s interest in the Collateral will be subordinate to the interest of Secured Party in the Collateral, and that its security interests in the Collateral shall be paramount to any rights with respect thereto, or interest therein, which Landlord or any subsequent owner of said real estate may have as owner, landlord or otherwise;
     NOW, THEREFORE, Landlord agrees as follows:
1. Landlord’s interest, estate and/or lien in the Collateral is hereby made subordinate to the lien, interest and estate of Secured Party therein; provided, however, that, notwithstanding anything herein contained or any decision of any court to the contrary, the term “Collateral” shall not include any air-conditioning, heating, lighting, electrical and plumbing equipment installed in the Premises, nor any wiring or other apparatus related thereto. Furthermore, Landlord waives any interest in Tenant’s inventory and accounts receivable and agrees not to distrain or levy upon any inventory or accounts receivable or to assess any landlord lien, right of distraint or other claim against the inventory and accounts receivable and agrees not to distrain or levy upon any inventory or accounts receivable or to assess any landlord lien, right if distraint or other claim against the inventory or accounts receivable until such time as the obligations of Tenant to Lender are paid in full or Lender waives its rights to such inventory and accounts receivable.
2. Secured Party may enter the Premises to remove the Collateral, or any part thereof, in the exercise of its rights as Secured Party, under and subject to the following terms and conditions:
     (a) Removal of the Collateral by Secured Party shall take place prior to the expiration of the Lease or, in the event as a result of Tenant’s default (i) the Lease is terminated or (ii) Landlord elects to reenter the Premises without terminating the Lease, within fifteen (15) days after Secured Party receives a copy of Landlord’s notice that it has elected to terminate the Lease or reenter the Premises; provided, however, that Secured Party may extend such fifteen (15) day period for an additional period of up to seventy-five (75) days (the “Additional Period”) after receipt of Landlord’s notice, if within ten (10) days after receipt of Landlord’s notice, Secured Party notifies Landlord in writing of the length of the Additional Period (up to the seventy-five (75) day maximum). Secured Party shall transmit to Landlord an amount equal to the then applicable sum of Base Rent, Annual Operating Costs, Additional Rent, or any other amounts due under the terms of the Lease for the Additional Period on a per diem basis, pro-rated based on a thirty (30) day month until the end of the Additional Period. Any of the Collateral remaining in the Premises after the expiration of such period(s), except inventory or accounts receivable, may, at Landlord’s option exercised in accordance with the Lease and applicable laws, become the property of Landlord, or disposed of in accordance with the terms of the Lease, free of any claims of Secured Party. The foregoing provisions granting Secured Party an additional period of time to remove the Collateral and to preserve its rights under this Agreement may apply in the event that Tenant becomes a debtor under the Bankruptcy Code or any similar federal or state bankruptcy or insolvency statute if Secured Party is not permitted to remove the Collateral as a result of any stay of actions against the Tenant arising as a result of any such bankruptcy of the Tenant, be extended by Secured Party, as provided above, for an additional period (a “Bankruptcy Extension”). Landlord may elect to terminate the Secured Party’s rights hereunder if the Secured Party fails to exercise its right to extend for an Additional Period or a Bankruptcy Extension, as applicable, or to transmit the amounts required above, notwithstanding the fact that Landlord is not legally permitted to proceed against the Tenant, it being the intention of the parties that Secured Party shall not be permitted to store the Collateral in the Premises after the above described fifteen (15) day period unless the per diem Base Rent and other charges due under the Lease are paid as and when due or Secured Party otherwise cures the default of the Tenant (although Secured Party shall have no obligation to cure the default) under the Lease within fifteen (15) days following receipt of Landlord’s notice of election to terminate the Lease. Any inventory remaining in the Premises after the expiration of an Additional Period or a Bankruptcy Extension, as applicable, may be disposed of in accordance with applicable laws relating to abandoned property.
     (b) Secured Party shall repair all damage to the Premises caused by the removal of the Collateral within the time period(s) specified in the foregoing subparagraph (a).
     (c) if Landlord is required to engage counsel to collect amounts due from Secured Party with respect to the Additional Period or otherwise enforce Secured Party’s obligations hereunder, Secured Party shall pay to Landlord the reasonable costs and expenses, including attorney fees, incurred by Landlord in enforcing Secured Party’s obligations under this Agreement.

     (d) Secured Party represents and warrants to Landlord that Secured Party has the right and authority to enter the Premises and remove the Collateral, and will indemnify, hold harmless and defend Landlord from any claims by Tenant that Landlord should not allow Secured Party access to the Premises.
     (e) No action by Secured Party pursuant to this Agreement shall constitute or be deemed to be an assumption by Secured Party of any obligation under the Lease, and, except as provided herein, Secured Party shall not have any obligation to Landlord,
3. Landlord waives any rights of distraint, levy or execution against the Collateral or any claim to the Collateral so long as Secured Party has a security interest in the Collateral, as provided under the terms of this Agreement.
4. Landlord will notify Secured Party of the termination of the Lease for any reason and/or of Landlord’s election to reenter the Premises; provided, however, that any failure by Landlord to notify Secured Party of such termination or reentry shall not affect or invalidate any such notice of termination of the Lease or election to reenter given to Tenant, and such notice to Tenant shall be effective notwithstanding Secured Party’s lack of notice. Secured Party shall have the right to cure a default of Tenant under the Lease within the fifteen (15) day notice and cure period provided for in paragraph 2 a above.
5. The subordination of Landlord’s lien set forth herein shall run to the benefit of Secured Party only, and neither Tenant or any other person shall be entitled to rely on this agreement. This waiver shall be binding upon the successors and transferees of Landlord.
6. All notices required or desired to be given hereunder by either party to the other shall be sent by either (i) certified mail, return receipt requested, or (ii) a receipted commercial messenger service (such as Federal Express or Airborne Express) for delivery on the next following business day. Notices to the respective parties shall be addressed and sent as follows:
If to Landlord:
Saul Holdings Limited Partnership c/o Saul Centers, Inc.
7501 Wisconsin Avenue, Suite 1500, Bethesda, Maryland 20814-6522
Attention: Legal Department
If to Secured Party:
Merrill Lynch Capital, a division of Merrill Lynch Business Financial Services Inc.
222 N. LaSalle Street, 16th Floor, Chicago, Illinois 60601
Attention: Account Manager for MLC-HCF SeraCare transaction
With a copy to:
Merrill Lynch Capital, a division of Merrill Lynch Business Financial Services Inc.
7700 Wisconsin Avenue, Suite 400, Bethesda, Maryland 20814
Attention: Group Senior Transaction Attorney, Healthcare Finance
Either party may designate a substitute address, from time to time, by notice in writing sent in accordance with the provisions of this paragraph 6.
7. During any period when the Collateral is being stored in the Premises for the benefit of Secured Party, (i) such storage shall be at Secured Party’s sole risk, and Landlord shall have no liability for any loss or damage to the Collateral arising or occurring during such period, and (ii) Secured Party shall defend, indemnify and save Landlord harmless from and against all claims, liabilities, suits, fines, penalties, damages, losses, fees, costs and expenses, including attorney fees, which may be imposed upon, incurred by, or served against Landlord by reason of:
     (a) any work or thing done by or on behalf of the Secured Party, or any of its agents, contractors, subcontractors, servants, employees, licensees or invitees in or about the Premises or any parts thereof;
     (b) any use, occupation, condition, or operation by the Secured Party, or any of its agents, contractors, subcontractors, servants, employees, or invitees, in or about the Premises or any part thereof, or any passageway or space adjacent thereto;
     (c) any act or omission on the part of the Secured Party, or any of its agents, contractors, subcontractors, servants, employees, licensees, or invitees;
     (d) any occurrence, accident, injury (including death), or damage, directly or indirectly caused by the Secured Party or any of its agents, contractors, subcontractors, servants, employees, licensees or invitees to any person or property carried in, or about the Premises or any part thereof;
     (e) any lien arising as a result of any of Secured Party’s actions or omissions with respect to its activities on or with respect to the Premises; and
     (f) failure of Secured Party to vacate the Premises as required under this Agreement.
     This indemnity shall extend to and include the costs and expenses, including reasonable attorney fees, incurred by Landlord in enforcing this indemnity. Secured Party shall not be liable for any diminution in value of the Premises caused by the absence of the Collateral actually removed or by any necessity of replacing the Collateral, and Secured Party shall have no obligation to remove or dispose of any Collateral.

8. At any time after the expiration of the Lease or ninety (90) days after Secured Party has been given notice at the address specified in paragraph 6 above that Landlord has elected to terminate the Lease and/or reenter the Premises, Landlord may request, but Secured Party shall have no obligation hereunder to provide, that Secured Party sign a letter confirming that Secured Party has no further interest in any of the Collateral left at the Premises. Landlord shall have the right to dispose of any Collateral not removed by Secured Party in accordance with the terms of the Lease and all applicable laws. Notwithstanding the foregoing, at any time after the expiration of the Lease or ninety (90) days after Secured Party has been give notice at the address specified in paragraph 6 above that Landlord has elected to terminate the Lease and/or reenter the Premises, Landlord may dispose of any Collateral remaining in the Premises, subject to the terms of the Lease and applicable laws.
9. The submission of this Agreement for examination does not constitute an agreement, an option or an offer, and this Agreement becomes effective only upon execution and delivery thereof by Landlord. Neither party shall have any legal obligation to the other in the event that the Agreement contemplated herein is not consummated for any reason. Discussions between the parties respecting the proposed Agreement described herein, shall not serve as a basis for a claim against either party or any officer, director or agent of either party. Captions and headings are for convenience and reference only and shall not in any way define, limit or describe the scope or content of any provision of this Agreement. Whenever in this Agreement any printed portion, or any part thereof, has been stricken out or modified, then, in either of such events, whether or not any replacement provision has been added, this Agreement shall hereafter be read and construed as if the material so stricken out were not included, and no implication shall be drawn from the text of the material so stricken out which would be inconsistent in any way with the construction or interpretation which would be appropriate if such material had never been contained herein or in the Lease. The Exhibits referred to in this Agreement and attached hereto are a substantive part of this Agreement and are incorporated herein by reference.
IN WITNESS WHEREOF, Landlord has caused these presents to be executed under seal this 9 day of JULY 2007.

SECURED PARTY:			MERRILL LYNCH BUSINESS FINANCIAL SERVICES, INC.

By:	/s/ Garrett Fletcher		(Seal)

	Name:	Garrett Fletcher
	Title:	VP

TENANT:			SERACARE LIFE SCIENCES, INC.

By:	/s/ Gregory A. Gould		(Seal)

	Name:	Gregory A. Gould
	Title:	Chief Financial Officer

LANDLORD:		SAUL HOLDINGS LIMITED PARTNERSHIP
BY: SAUL CENTERS, INC., GENERAL PARTNER

By:	/s/ B. Francis Saul III		(Seal)

	Name:	B. Francis Saul III
	Title:	President

SECURED PARTY NOTARY:

STATE OF MD:
: ss.
COUNTY OF PG:
FOR CORPORATIONS
     On this, the 26th day of June  2007 before me, a notary public in and for the state and county aforesaid, personally appeared Garrett Fletcher who acknowledge in my presence to be the Vice President of the corporation which executed the foregoing) and that Garrett Fletcher as such officer(s), being authorized to do so, executed the foregoing instrument for the purposes therein contained by signing the name of the corporation by as such officer(s).
     IN WITNESS WHEREOF, I have hereunto set my hand and official seal.

Maura Moorefield Notary Public

commission expires Aug 16, 2008.

My commission expires:
(SEAL)

TENANT NOTARY:

STATE OF Massachusetts:
: ss.
COUNTY OF Plymouth:
FOR CORPORATIONS
     On this, the 6 day of June, 2007 before me a notary public in and for the state and county aforesaid, personally appeared Greg A. Gould who acknowledge in my Presence to be the Chief Financial Officer of the corporation which executed the foregoing, and that Greg A. Gould as such officer(s), being authorized to do so, executed the foregoing instrument for the purposes therein contained by signing the name of the corporation by as such officer(s).
     IN WITNESS WHEREOF, I have hereunto set my hand and official seal.

/s/ DAVID M. OLSEN Notary Public

My commission expires: July 7, 2011
(SEAL)

STATE OF MARYLAND )
COUNTY OF MONTGOMERY
     On this 9 day of JULY, 2007, before me appeared B. Francis Saul III to me personally known, who, being by me duly sworn, did say that he is President of Saul Centers, Inc., a Corporation of the State of Maryland, and that said instrument was signed and sealed on behalf of said Corporation in its capacity as general partner of Saul Holdings Limited Partnership, a Maryland Limited Partnership; and said officer acknowledged said instrument to be the free act and deed of said Corporation acting in its capacity as general partner of the above named Limited Partnership.
     IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed my official seal in the County and State aforesaid, the day and year first above written.

/s/ ELIZABETH R. COOK Notary Public

My term expires: February 1, 2011.
(SEAL)

Exhibit A

Schedule I — Collateral
The Collateral consists of all of Tenant’s right, title and interest in and to all real and personal property, whether now owned or hereafter created, acquired or arising, and ail proceeds and products thereof, including but not limited to:
     All goods, Accounts (including Health-Care Insurance Receivables), Equipment, Inventory, Goods, contract rights or rights to payment of money, leases, license agreements, franchise agreements, General Intangibles including all Payment Intangibles and Software, Commercial Tort Claims, Documents, Instruments (including any Promissory Notes), Chattel Paper (whether Tangible Chattel Paper or Electronic Chattel Paper), Cash, Deposit Accounts, Securities Accounts, Fixtures, Letter-of-Credit Rights (whether or not the letter of credit is evidenced by a writing), Securities, and all other Investment Property, Supporting Obligations, and Financial Assets, whether now owned or hereafter acquired, wherever located; and
     All of Tenant’s books relating to the foregoing, and any and all claims, rights and interests in arty of the above and all substitutions for, additions, attachments, accessories, accessions and improvements to and replacements, products, Proceeds and insurance proceeds of any or all of the foregoing.
     AH capitalized terms used but not defined herein, but which are defined in the Uniform Commercial Code of the State of Illinois (the “UCC”), shall have the meanings given them in the UCC.